UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 13, 2013

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2013, the Board of Directors of Lennox International Inc. (the “Company”) approved changes to the Company’s Amended and Restated Bylaws dated September 20, 2012 and those changes were immediately effective. The amendments made the following changes to the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”), among others:

•	Eliminated references to an unused Vice Chairman of the Board position;

•	Eliminated references to an unused Executive Committee of the Board and clarified the matters over which a Board Committee has no authority;

•	Established procedures with respect to the use of electronic communications, including procedures allowing stockholder meetings to be held by remote communications and allowing meeting notices to be provided electronically;

•	Revised the Bylaws’ advance notice provisions with respect to stockholder nominations of director candidates and stockholder proposals in order for such matters to be brought before a meeting of stockholders, including:

•	requiring additional disclosures, representations and agreements, and supplements and updates to those disclosures;

•	expressly providing that any such nominations or proposals will be disregarded if the proposing stockholder does not appear at the annual meeting; and

•	indicating that the procedures are the exclusive means for a stockholder to bring nominations and proposals before a meeting of the Company’s stockholders (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1933); and

•	Clarified the procedures applicable if a quorum is not present at a stockholder meeting and those applicable to inspectors of elections.

The amendments also included a number of clerical, technical, conforming and clarifying changes.

This description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Bylaws, attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

3.1	The Company’s Amended and Restated Bylaws, as amended through December 13, 2013 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

By:	/s/ James Markey
Name:	James Markey
Title:	Assistant Secretary

Date: December 16, 2013

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